                          UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549


                           FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



                  Date of report: October 21, 1996



                        USAir Group, Inc.
                (Commission file number: 1-8444)

                               and

                           USAir, Inc.
                (Commission file number: 1-8442)
   (Exact names of registrants as specified in their charters)



        Delaware                     USAir Group, Inc. 54-1194634
(State of Incorporation              USAir, Inc.       53-0218143
  of both registrants)       (I.R.S. Employer Identification Nos.)



                        USAir Group, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 418-5306
                 (Registrant's telephone number)



                           USAir, Inc.
             2345 Crystal Drive, Arlington, VA 22227
            (Address of principal executive offices)
                         (703) 418-7000
                 (Registrant's telephone number)

     Item 5. Other Events

     On October 21, 1996, USAir Group, Inc. ("USAir Group" or the "Company") and USAir, Inc. ("USAir") issued a news release disclosing results of operations for both companies for the three months and nine months ended September 30, 1996, and select operating and financial statistics for USAir for the same periods (see Exhibit 99 to this report).

     USAir's Executive Vice President of Marketing, W. Thomas Lagow, Lawrence M. Nagin, Executive Vice President of Corporate Affairs and General Counsel for both USAir Group and USAir and John W. Harper, Senior Vice President of Finance and Chief Financial Officer for both companies, spoke with industry analysts on a conference call following the news release.

     Mr. Harper announced that the Company's Board of Directors had approved at their September 25, 1996 meeting the payment of dividends of $40 million on the Company's outstanding senior preferred stock (which includes the Company's Series A, Series F and Series T Preferred Stock).

     Mr. Harper discussed the profit sharing component of the 1992 Salary Reduction Plan noting the Company recognized expense of $41.1 million related to this plan during the third quarter of 1996 and expected to record a similar expense amount for the fourth quarter of 1996, subject to actual results for that period. Once the fourth quarter amount has been expensed, all commitments under this plan would be satisfied and the plan would cease.

     Mr. Harper said that unit cost (operating cost per available seat mile) - excluding fuel expense - is expected to increase by approximately 2% to 3% for the fourth quarter of 1996 versus the fourth quarter of 1995. Mr. Harper commented that the year-over-year increase is primarily due to increased profit sharing and benefit-related expenses. Mr. Harper's estimate of the change in unit cost quarter-over-quarter including fuel expense is an increase in the 5% range, but he added that significant uncertainty surrounds any estimates of future fuel prices.

     Mr. Lagow advised the analysts that USAir's yield and load factor are expected to be flat to slightly up for the fourth quarter of 1996 versus the comparable quarter in 1995. Mr. Lagow also remarked that capacity (as measured by available seat miles) would be approximately 8% higher quarter-over-quarter for the fourth quarter of 1996. Mr. Lagow mentioned that there has been no significant difference between USAir's bookings for the fourth quarter of 1996 compared to the third quarter of 1996, considering seasonality. When asked about the impact on the Company's results of the increased Florida service offered by Delta Air Lines, Inc. and Southwest Airlines, Inc., Mr. Lagow stated that USAir's yield in those markets is expected to decline, the degree of which is uncertain.

     Mr. Nagin, when questioned about the status of the Company's relationship with British Airway Plc ("British Airways"), reiterated the Company's position that it does not oppose the proposed British Airways-American Airlines, Inc. alliance.

     Certain of Mr. Harper's and Mr. Lagow's comments should be considered "forward-looking information." Forward-looking information requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, among other factors. Some of these factors, such as the cost of aviation fuel and general economic conditions, are outside of the Company's control. The Company's estimates are subject to change. Actual results may differ from the Company's estimates. The Company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.


Item 7.   Financial Statements and Exhibits


(c)  Exhibits


Designation                      Description
-----------                      -----------

    99 News release dated October 21, 1996 of USAir Group, Inc. and USAir, Inc., with consolidated statements of operations for both companies for the three months and nine months ended September 30, 1996, and select operating and financial statistics for USAir, Inc.

                            SIGNATURES


     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                              USAir Group, Inc.


Date: October 23, 1996        By: /s/ James A. Hultquist
                              ---------------------------------
                              James A. Hultquist
                              Controller
                              (Chief Accounting Officer)



                              USAir, Inc.


Date: October 23, 1996        By: /s/ James A. Hultquist
                              ---------------------------------
                              James A. Hultquist
                              Controller
                              (Chief Accounting Officer)

                        Exhibit 99



       USAIR GROUP EARNS $67.7 MILLION IN 3RD QUARTER

     ARLINGTON, Va., October 21, 1996 -- USAir Group Inc. reported a net profit of $67.7 million for the third quarter of 1996, after setting aside $41.1 million toward covering 1992 profit-sharing plan obligations. Operating revenues of $2.1 billion set a record for any third quarter in the history of the company.

     USAir Group's board of directors also has declared a dividend of $40 million to be paid toward arrearages owed to holders of the company's senior preferred stock.

     Without the provision for profit sharing, USAir Group's third quarter net profit would have been $108.5 million, almost double the earnings for the comparable quarter of 1995. With this year's payments, all obligations under the 1992 profit-sharing plan will be completed.

     "While the industry generally continues to benefit from positive economic conditions, our employees also have done much to begin an across-the-board improvement in product quality," said USAir Chairman and CEO Stephen M. Wolf. "And, our customers are clearly benefiting from these improvements."

     Wolf noted, however, that while USAir now has been profitable for five of the last six quarters, "we nevertheless must successfully address the long-term challenges facing the company."

     Under the 1992 profit-sharing plan, employees who took pay cuts in 1992 and 1993 were to be part of a profit-sharing program when the airline returned to profitability. Approximately $73.7 million was paid out this past March under the plan as a result of 1995's profits. The amount of profit-sharing payments for 1996 is expected to be $122 million, completing all obligations under the plan.

     After provision for preferred dividends, USAir Group's income per common share for the quarter was $0.69 ($0.60 fully diluted). This compares to $0.35 in the comparable quarter of 1995.

     The quarterly results include two unusual items: the expense item for the profit-share plan and an expense item of $9.8 million in relation to settlement of a lawsuit brought by travel agents against several airlines in connection with commissions.



-more-

PAGE TWO
September 21, 1996
USAir Group Earns $67.7
Million in Third Quarter


     On an operating basis, the quarterly profit of $131.4
million was 42 percent higher than the 1995 figure of $92.6 million, while revenues were higher by $199.2 million. Operating expenses of $1.94 billion were up by 9.0 percent, or $160.4 million over the comparable 1995 figure.

     For the first nine months of 1996, USAir Group's net income was $236.2 million on operating revenues of $6.1 billion. This is well ahead of the comparable 1995 figures of $59.0 million in profits on operating revenues of $5.6 billion. On a per-share basis, after provision for preferred dividends, net income for the first nine months of 1996 was $2.58 ($2.15 fully diluted) as compared to a loss of $0.06 in 1995.

     Traffic continued to be strong in the third quarter, especially on international routes. Total traffic in scheduled service was up 6.3 percent on a capacity increase of 1.3 percent. International traffic was up 56.6 percent on a capacity increase of 47.3 percent, reflecting new service between Philadelphia and Munich, Rome and Madrid. System load factor for the quarter was
69.8 percent, up 3.3 percentage points over the preceding year.



























                  (continued on following page)

                             USAir Group, Inc.            NEWS RELEASE
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                (unaudited)
                   (in thousands, except per share amounts)

                                          Three Months Ended
                                             September 30,
                                        -----------------------     %
                                           1996      1995(Note)   Change
                                           ----      ---------    ------
Operating Revenues
  Passenger Transportation             $1,885,792   $1,687,824     11.7
  Cargo and Freight                        39,701       37,889      4.8
  Other                                   147,074      147,704     (0.4)
                                        ---------    ---------
    Total Operating Revenues            2,072,567    1,873,417     10.6

Operating Expenses
  Personnel Costs                         769,134      714,970      7.6
  Profit Sharing                           41,148       15,175        -
  Aviation Fuel                           188,321      154,223     22.1
  Commissions                             147,088      135,400      8.6
  Aircraft Rent                           116,378      108,718      7.0
  Other Rent and Landing Fees             105,839      105,308      0.5
  Aircraft Maintenance                     75,446       83,287     (9.4)
  Depreciation and Amortization            77,411       87,912    (11.9)
  Other Expenses, Net                     420,450      375,775     11.9
                                        ---------    ---------
    Total Operating Expenses            1,941,215    1,780,768      9.0
                                        ---------    ---------
    Operating Income (Loss)               131,352       92,649     41.8

Other Income (Expense)
  Interest Income                          21,732       13,562     60.2
  Interest Expense                        (66,456)     (75,065)   (11.5)
  Interest Capitalized                      2,280          758        -
  Equity in Earnings (Loss) of Affiliates   9,791        9,234      6.0
  Other, Net                              (19,486)       8,332        -
                                        ---------    ---------
    Other Income (Expense), Net           (52,139)     (43,179)    20.8
                                        ---------    ---------
Income (Loss) Before Taxes                 79,213       49,470     60.1
   Provision (Credit) for Income Taxes     11,475        6,414     78.9
                                        ---------    ---------
Net Income (Loss)                          67,738       43,056     57.3
   Preferred Dividend Requirement         (22,338)     (21,415)     4.3
                                        ---------    ---------
Net Income (Loss) Applicable to
   Common Stockholders                 $   45,400   $   21,641        -
                                        =========    =========
Income (Loss) per Common Share
   Primary                             $     0.69   $     0.35     97.1
   Fully Diluted                       $     0.60          N/A        -

Shares Used for Computation (000)
         Primary                           65,838       62,571
         Fully Diluted                     95,754          N/A

Note: Certain 1995 amounts have been reclassified to conform with 1996 classifications.

                              USAir Group, Inc.                 NEWS RELEASE
              CONSOLIDATED STATEMENTS OF OPERATIONS - Continued
                                (unaudited)
                   (in thousands, except per share amounts)

                                          Nine Months Ended
                                             September 30,
                                        ----------------------      %
                                           1996      1995(Note)   Change
                                           ----      ---------    ------
Operating Revenues
  Passenger Transportation             $5,520,502   $5,078,439      8.7
  Cargo and Freight                       117,944      118,306     (0.3)
  Other                                   452,030      423,063      6.8
                                        ---------    ---------
    Total Operating Revenues            6,090,476    5,619,808      8.4

Operating Expenses
  Personnel Costs                       2,269,468    2,163,891      4.9
  Profit Sharing                           82,358       15,175        -
  Aviation Fuel                           532,394      477,666     11.5
  Commissions                             440,225      431,222      2.1
  Aircraft Rent                           321,641      329,738     (2.5)
  Other Rent and Landing Fees             311,539      310,506      0.3
  Aircraft Maintenance                    265,903      264,928      0.4
  Depreciation and Amortization           238,072      263,978     (9.8)
  Other Expenses, Net                   1,240,793    1,148,937      8.0
                                        ---------    ---------
    Total Operating Expenses            5,702,393    5,406,041      5.5
                                        ---------    ---------
    Operating Income (Loss)               388,083      213,767     81.5

Other Income (Expense)
  Interest Income                          51,409       32,553     57.9
  Interest Expense                       (201,409)    (228,521)   (11.9)
  Interest Capitalized                      5,702        7,730    (26.2)
  Equity in Earnings (Loss) of Affiliates  31,102       27,781     12.0
  Other, Net                              (20,091)      12,137        -
                                        ---------    ---------
    Other Income (Expense), Net          (133,287)    (148,320)   (10.1)
                                        ---------    ---------
Income (Loss) Before Taxes                254,796       65,447        -
   Provision (Credit) for Income Taxes     18,576        6,414        -
                                        ---------    ---------
Net Income (Loss)                         236,220       59,033        -
   Preferred Dividend Requirement         (67,134)     (63,044)     6.5
                                        ---------    ---------
Net Income (Loss) Applicable to
   Common Stockholders                 $  169,086   $   (4,011)       -
                                        =========    =========
Income (Loss) per Common Share
   Primary                             $     2.58   $    (0.06)       -
   Fully Diluted                       $     2.15          N/A        -

Shares Used for Computation (000)
   Primary                                 65,457       62,143
   Fully Diluted                           95,373          N/A

Note: Certain 1995 amounts have been reclassified to conform with 1996 classifications.

                                                            NEWS RELEASE
                                USAir, Inc.
                (A Wholly-Owned Subsidiary of USAir Group, Inc.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                (unaudited)
                          (dollars in thousands)

                                            Three Months Ended
                                              September 30,
                                         -----------------------     %
                                           1996      1995(Note)    Change
                                           ----      ---------     ------
Operating Revenues
  Passenger Transportation             $1,739,074   $1,561,583     11.4
  Cargo and Freight                        38,671       36,923      4.7
  Other                                   146,312      144,300      1.4
                                        ---------    ---------
    Total Operating Revenues            1,924,057    1,742,806     10.4

Operating Expenses
  Personnel Costs                         730,131      676,750      7.9
  Profit Sharing                           41,148       15,175        -
  Aviation Fuel                           178,260      146,811     21.4
  Commissions                             137,090      126,110      8.7
  Aircraft Rent                           103,009       98,295      4.8
  Other Rent and Landing Fees             101,263      101,428     (0.2)
  Aircraft Maintenance                     62,099       70,306    (11.7)
  Depreciation and Amortization            73,511       84,007    (12.5)
  Other Expenses, Net                     400,779      357,626     12.1
                                        ---------    ---------
    Total Operating Expenses            1,827,290    1,676,508      9.0
                                        ---------    ---------
    Operating Income (Loss)                96,767       66,298     46.0

Other Income (Expense)
  Interest Income                          22,041       13,385     64.7
  Interest Expense                        (71,255)     (75,931)    (6.2)
  Interest Capitalized                      2,280          758        -
  Equity in Earnings (Loss) of Affiliates   9,791        9,234      6.0
  Other, Net                              (19,931)       6,220        -
                                        ---------    ---------
    Other Income (Expense), Net           (57,074)     (46,334)    23.2
                                        ---------    ---------
Income (Loss) Before Taxes                 39,693       19,964     98.8

  Provision (Credit) for Income Taxes      11,646        3,365        -
                                        ---------    ---------
Net Income (Loss)                      $   28,047   $   16,599     69.0
                                        =========    =========


Note: Certain 1995 amounts have been reclassified to conform with 1996 classifications.

                                                            NEWS RELEASE
                                USAir, Inc.
                (A Wholly-Owned Subsidiary of USAir Group, Inc.)
               CONSOLIDATED STATEMENTS OF OPERATIONS - Continued
                                (unaudited)
                          (dollars in thousands)

                                           Nine Months Ended
                                             September 30,
                                        -----------------------     %
                                           1996      1995(Note)   Change
                                           ----      ---------    ------
Operating Revenues
  Passenger Transportation             $5,093,175   $4,724,470     7.8
  Cargo and Freight                       115,066      115,658    (0.5)
  Other                                   449,028      419,627     7.0
                                        ---------    ---------
    Total Operating Revenues            5,657,269    5,259,755     7.6

Operating Expenses
  Personnel Costs                       2,154,956    2,062,653     4.5
  Profit Sharing                           82,358       15,175       -
  Aviation Fuel                           504,728      456,319    10.6
  Commissions                             410,854      404,269     1.6
  Aircraft Rent                           285,931      300,500    (4.8)
  Other Rent and Landing Fees             298,417      299,146    (0.2)
  Aircraft Maintenance                    222,710      226,497    (1.7)
  Depreciation and Amortization           226,508      252,157   (10.2)
  Other Expenses, Net                   1,176,383    1,092,326     7.7
                                        ---------    ---------
    Total Operating Expenses            5,362,845    5,109,042     5.0
                                        ---------    ---------
    Operating Income (Loss)               294,424      150,713    95.4

Other Income (Expense)
  Interest Income                          51,522       32,158    60.2
  Interest Expense                       (213,323)    (225,526)   (5.4)
  Interest Capitalized                      5,702        7,730   (26.2)
  Equity in Earnings (Loss) of Affiliates  31,102       27,781    12.0
  Other, Net                              (20,302)       9,930       -
                                        ---------    ---------
    Other Income (Expense), Net          (145,299)    (147,927)   (1.8)
                                        ---------    ---------
Income (Loss) Before Taxes                149,125        2,786       -

  Provision (Credit) for Income Taxes      15,440        3,365       -
                                        ---------    ---------
Net Income (Loss)                      $  133,685   $     (579)      -
                                        =========    =========


Note: Certain 1995 amounts have been reclassified to conform with 1996 classifications.

                                                               NEWS RELEASE
                                USAir, Inc.
              (A Wholly-Owned Subsidiary of USAir Group, Inc.)
            AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)
                                (unaudited)


                                 Three Months Ended
                                    September 30,
                               ----------------------      %
                                  1996         1995      Change
                                  ----         ----      ------

Revenue Passengers
   (Thousands)*                   14,329      14,020      2.2
Total Revenue Passenger Miles
   (Millions)                     10,267       9,711      5.7
Revenue Passenger Miles
   (Millions)*                    10,201       9,592      6.3
Total Available Seat Miles
   (Millions)                     14,685      14,560      0.9
Available Seat Miles
   (Millions)*                    14,610      14,428      1.3
Passenger Load Factor*              69.8 %      66.5 %    3.3 pts
Break Even Load Factor
   (Note 2)                         68.8 %      66.2 %    2.6 pts
Yield*                             17.05 c     16.28 c    4.7
Passenger Revenue per Available
   Seat Mile*                      11.90 c     10.82 c   10.0
Revenue per Available Seat Mile
   (Note 2)                        13.10 c     11.86 c   10.5
Cost per Available Seat Mile
   (Note 2)                        12.44 c     11.40 c    9.1
Average Passenger Journey
   (Miles)*                          712         684      4.1
Average Stage Length (Miles)*        584         573      1.9
Revenue Aircraft Miles
   (Millions)*                       109         109        -
Cost of Aviation Fuel Per Gallon   63.21 c     52.84 c   19.6
Gallons of Aviation Fuel Consumed
   (Millions)                        282         278      1.4











                         (continued on next page)

                                                               NEWS RELEASE
                                USAir, Inc.
              (A Wholly-Owned Subsidiary of USAir Group, Inc.)
            AIRLINE OPERATING AND FINANCIAL STATISTICS (Note 1)
                                (unaudited)


                                  Nine Months Ended
                                    September 30,
                                ---------------------      %
                                  1996         1995      Change
                                  ----         ----      ------
Revenue Passengers
   (Thousands)*                   42,228      42,986     (1.8)
Total Revenue Passenger Miles
   (Millions)                     29,186      29,024      0.6
Revenue Passenger Miles
   (Millions)*                    28,955      28,658      1.0
Total Available Seat Miles
   (Millions)                     42,491      44,955     (5.5)
Available Seat Miles
   (Millions)*                    42,225      44,549     (5.2)
Passenger Load Factor*              68.6 %      64.3 %    4.3 pts
Break Even Load Factor
   (Note 2)                         67.6 %      64.8 %    2.8 pts
Yield*                             17.59 c     16.49 c    6.7
Passenger Revenue per Available
   Seat Mile*                      12.06 c     10.60 c   13.8
Revenue per Available Seat Mile
   (Note 2)                        13.28 c     11.59 c   14.6
Cost per Available Seat Mile
   (Note 2)                        12.66 c     11.26 c   12.4
Average Passenger Journey
   (Miles)*                          686         667      2.8
Average Stage Length (Miles)*        578         561      3.0
Revenue Aircraft Miles
   (Millions)*                       317         341     (7.0)
Cost of Aviation Fuel Per Gallon   61.28 c     52.53 c   16.7
Gallons of Aviation Fuel Consumed
   (Millions)                        824         869     (5.2)

* Denotes scheduled service only (excludes charter service).
c = cents

Note 1. All operating statistics exclude flights operated by USAir, Inc. ("USAir") under a wet lease arrangement with British Airways ("wet lease"). The wet lease arrangement expired May 31, 1996.
Note 2. Financial statistics exclude the revenue and expense (which amounts net to zero) generated under the wet lease arrangement and non-recurring items. Wet lease amounts of $12.6 million, $16.2 million and $47.6 million have been excluded from year-to-date results for 1996, third quarter results for 1995 and year-to-date results for 1995, respectively, from both Other Operating Revenues and Other Operating Expenses for purposes of financial statistic calculation. The wet lease arrangement expired May 31, 1996. No non-recurring items are included in USAir's results for the 3rd quarter of 1996, the third quarter of 1995 or the first nine months of 1995. USAir's year-to-date 1996 results included non-recurring expense credits of $29.5 million related to its non-operating BAe-146 aircraft.